As filed with the Securities and Exchange Commission on November 30, 2022
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
New Jersey	22-2376465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1415 Wyckoff Road
Wall, New Jersey 07719
(732) 938-1480
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
Roberto F. Bel
Senior Vice President and Chief Financial Officer
New Jersey Resources Corporation
1415 Wyckoff Road
Wall, New Jersey 07719
(732) 938-1114
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Richard Reich Senior Vice President and General Counsel New Jersey Resources Corporation 1415 Wyckoff Road Wall, New Jersey 07719 (732) 938-1489	David I. Meyers, Esq. Troutman Pepper Hamilton Sanders LLP Troutman Pepper Building 1001 Haxall Point Richmond, Virginia 23219 (804) 697-1239
Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non−accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

NEW JERSEY RESOURCES CORPORATION
Common Stock
We may, from time to time, offer and sell shares of our common stock, par value $2.50 per share, or our Common Stock, in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.
This prospectus provides you with a general description of the Common Stock that we may offer and a general description of the manner in which we may offer it. Each time we offer shares of our Common Stock, we will provide a prospectus supplement that contains more specific information about the terms of the offering, including the specific manner in which those shares will be sold and the prices at which those shares will be sold. We may also supplement, update or amend in the prospectus supplement any of the information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before investing in shares of our Common Stock.
We may offer and sell shares of our Common Stock to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or part, any proposed purchase of securities. A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our Common Stock, the amount of Common Stock to be purchased by them, and the compensation they will receive. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of our Common Stock.
Our Common Stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “NJR.”
Our principal offices are located at 1415 Wyckoff Road, Wall, New Jersey 07719, and our telephone number is (732) 938-1480.
Investing in our Common Stock involves risks. Before buying our Common Stock, you should read carefully the Risk Factors described on page 1 of this prospectus and in any accompanying prospectus supplement and in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 30, 2022.

i

RISK FACTORS
Investing in our Common Stock involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended September 30, 2022, which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus and any prospectus supplement.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our Common Stock in one or more offerings.
This prospectus provides you with a general description of the shares of Common Stock we may offer and a general description of the manner in which we may offer them. Each time we offer shares of Common Stock under this prospectus, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information incorporated into this prospectus, as described below, and the information described under the heading “Where You Can Find More Information,” before investing in our Common Stock.
This prospectus, any prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, shares of our Common Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since the relevant date.
We will not use this prospectus to offer and sell our Common Stock unless it is accompanied by a prospectus supplement that more fully described the terms of the applicable offering.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “NJR,” “we,” “us,” “our” or similar references mean New Jersey Resources Corporation.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants like us that file electronically.
We also maintain a website at www.njresources.com that contains information concerning us and our affiliates. The information on our website is not incorporated in this prospectus, and you should not consider it a part of this prospectus.
The following documents filed with the Commission (File No. 001-08359) are incorporated herein by reference (other than any portions of the documents not deemed to be filed):
•
our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on November 17, 2022, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the Commission on December 16, 2021;

•	our Current Reports on Form 8-K filed with the Commission on October 28, 2022, October 31, 2022 and November 17, 2022; and
•
the description of Common Stock contained in our Registration Statement on Form 8-A, dated June 15, 1982, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Commission on November 17, 2022, and pertinent information furnished in subsequent reports filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents filed by NJR with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered hereby will be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents (other than any portions of the documents not deemed to be filed). Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
NJR hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents not specifically incorporated by reference therein. Requests for such copies should be directed to Ms. Tejal Mehta, Corporate Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719, telephone number (732) 919-8039.
INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
We have included or incorporated by reference certain information in this prospectus which is “forward-looking information” as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters incorporated by reference herein or discussed in this prospectus.
Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves. In addition, our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified and will in the future identify a number of these generally applicable factors in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein or in other offering materials. We refer you to those discussions for further information.
Any forward-looking statement speaks only as of the date on which it is made. While NJR periodically reassesses material trends and uncertainties affecting its results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.
See “Where You Can Find More Information” on page 1.

ABOUT NEW JERSEY RESOURCES CORPORATION
New Jersey Resources Corporation is a New Jersey corporation and a diversified energy services holding company whose principal business is the distribution of natural gas through a regulated utility, investing in and operating clean energy projects and natural gas storage and transportation assets, and providing other retail and wholesale energy services to customers. We are an exempt holding company under Section 1263 of the Energy Policy Act of 2005.
Our primary subsidiaries include the following:
•
New Jersey Natural Gas Company (NJNG) provides regulated natural gas utility service to approximately 569,000 residential and commercial customers throughout Burlington, Middlesex, Monmouth, Morris, Ocean and Sussex counties in New Jersey and participates in the off-system sales and capacity release markets. NJNG, a local natural gas distribution company, is regulated by the New Jersey Board of Public Utilities and comprises our Natural Gas Distribution segment.

•
NJR Clean Energy Ventures Corporation (NJRCEV) includes the results of operations and assets related to our unregulated capital investments in clean energy projects, including commercial and residential solar projects. NJRCEV comprises our Clean Energy Ventures segment.

•
NJR Energy Services Company (NJRES) maintains and transacts around a portfolio of physical assets consisting of natural gas transportation and storage contracts in the U.S. and Canada. NJRES also provides unregulated wholesale energy management services to other energy companies and natural gas producers. NJRES comprises our Energy Services segment.

•
NJR Midstream Holdings Corporation, which comprises our Storage and Transportation segment, invests in energy-related ventures through its subsidiaries. NJR Midstream Company, which includes our wholly-owned subsidiaries of Leaf River Energy Center LLC, located in southeastern Mississippi, and Adelphia Gateway, LLC, located in eastern Pennsylvania, are subject to Federal Energy Regulatory Commission regulation along with our 20 percent ownership interest in PennEast Pipeline Company, LLC; and NJR Steckman Ridge Storage Company, which holds our 50 percent combined ownership in Steckman Ridge GP, LLC and Steckman Ridge LP.

•
NJR Home Services Company provides heating, ventilation and cooling service, sales and installation of appliances to approximately 103,000 service contract customers, as well as solar installation projects, and is the primary contributor to Home Services and Other operations.

For more information about NJR and its subsidiaries, visit our website at www.njresources.com. Except for documents specifically incorporated into this prospectus, the information contained in, or that can be accessed through, our website is not a part of this prospectus.
USE OF PROCEEDS
Unless otherwise stated in an applicable prospectus supplement, we intend to use the net proceeds of any offering for general corporate purposes, including future acquisitions, repayment of indebtedness, capital expenditures and working capital. When securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. Pending those uses, we may temporarily invest the net proceeds in short-term investments. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.

DESCRIPTION OF COMMON STOCK
The following summary of the material terms of our Common Stock does not purport to be complete. For a complete description, we refer you to the laws of the State of New Jersey and to our restated certificate of incorporation and by-laws, each as amended. For a more complete understanding of our Common Stock, we encourage you to read carefully this entire prospectus, as well as our certificate of incorporation and by-laws, each as amended and each of which is incorporated herein by reference. See “Where You Can Find More Information” for information on how to obtain documents from us, including our certificate of incorporation and by-laws, each as amended.
General
We are authorized to issue up to 150,400,000 shares of capital stock, consisting of 150,000,000 shares of Common Stock, par value $2.50 per share, and 400,000 shares of preferred stock, par value $100 per share. As of November 28, 2022 we had 96,430,381 shares of our Common Stock issued and outstanding. No shares of our preferred stock are currently issued and outstanding.
Our board of directors is authorized to issue preferred stock without shareowner approval on such terms as our board of directors may determine, including voting, dividend, redemption, liquidation, sinking fund, conversion and other rights. Holders of our Common Stock will be subject to, and may be negatively affected by, the rights of any preferred stock that may be issued in the future.
Dividend Rights
Subject to the limitations, if any, specified with respect to any outstanding preferred stock, or any series thereof, holders of our Common Stock are entitled to receive dividends, if any, out of any funds legally available therefor, when and as declared by our board of directors.
Voting Rights of Common Stock
Each share of Common Stock is entitled to one vote in the election of directors and other matters. There is no provision for cumulative voting.
Fully Paid
Outstanding shares of our Common Stock are validly issued, fully paid and non-assessable. Any additional Common Stock we issue will also be fully paid and non-assessable. Holders of our Common Stock are not, and will not be, subject to any liability as shareowners.
Liquidation and Dissolution
Subject to the limitations, if any, specified with respect to any outstanding preferred stock, or any series thereof, in the event of any dissolution, liquidation or winding up of NJR, whether voluntary or involuntary, holders of our Common Stock are entitled to share ratably in the assets of NJR legally available for distribution to the holders of our Common Stock.
Other Rights
We will notify shareowners of any shareowners’ meetings according to applicable law. The holders of Common Stock have no preemptive rights to purchase our shares of Common Stock. Shares of our Common Stock are not subject to any redemption or sinking fund provisions and are not convertible or exchangeable into any of our other securities. There are no restrictions on transfer of our shares of Common Stock, except as required by law.
Listing
Our Common Stock is listed on the New York Stock Exchange under the symbol “NJR.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions, Inc.

Anti-Takeover Effects of Our Certificate of Incorporation and By-laws
Our certificate of incorporation and by-laws, each as amended, as well as New Jersey law, contain provisions that could delay, defer or prevent an unsolicited change in control of NJR, which may negatively affect the market price of our Common Stock or the ability of shareowners to participate in a transaction in which they might otherwise receive a premium for their shares over the then current market price. These provisions may also prevent changes in management. In addition, we are subject to the New Jersey Shareholders’ Protection Act, which could delay or prevent a change of control of NJR, as described below.
Board of Directors
Our board of directors is divided into three classes, one class of which is elected each year by our shareowners. The directors in each class will serve for a three-year term. No member of the board of directors may be removed from office except for cause, and only then by the affirmative vote of the holders of 80% of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Additionally, vacancies on our board of directors may be filled by a majority of the remaining directors then in office, even if less than a quorum.
The classification of our board of directors and the limitations on the ability of our shareowners to remove directors could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.
Business Combinations
Business combinations require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of stock of all classes and series entitled to vote generally in the election of directors, in each case voting together as single class.
Shareowner Proposals and Director Nominations
Our shareowners can submit shareowner proposals and nominate candidates for the board of directors if the shareowners follow advance notice procedures described in our by-laws, as amended.
To nominate directors, shareowners must submit a written notice to our corporate secretary at least 75 days before the first anniversary of the date of our last annual meeting. The notice must include, among other things, the name and address of the shareowner and of the nominee, the class and number of shares owned by the shareowner, a description of any arrangements between the shareowner and the nominee, information about the nominee required by the Commission, the written consent of the nominee to serve as a director and other information, as further described in our by-laws, as amended.
Shareowner proposals must be submitted to our corporate secretary at least 75 days before the first anniversary of the date of our last annual meeting. The notice must include, among other things, a description of the proposal, the reasons for presenting the proposal at the annual meeting, the text of any resolutions to be presented, the shareowner’s name and address and number of shares held and any material interest of the shareowner in the proposal, as further described in our by-laws, as amended.
Director nominations and shareowner proposals that are late or that do not include all required information may be rejected. This could prevent shareowners from bringing certain matters before an annual or special meeting, including making nominations for directors.
New Jersey Anti-Takeover Statute
New Jersey has adopted a type of anti-takeover statute known as a “business combination” statute. Subject to numerous qualifications and exceptions, the statute prohibits an interested shareowner of a corporation from effecting a business combination with the corporation for a period of five years unless (i) the corporation’s board approved the combination prior to the shareowner becoming an interested shareowner or (ii) the corporation’s board approved the transaction or series of transactions which caused the person to become an interested shareowner prior to becoming an interested shareowner and any subsequent business combination with that interested shareowner is approved by independent members of the board and the holders of a majority of the voting stock not beneficially owned by the interested shareowner. In addition, but not in limitation of the five-year restriction, if applicable, corporations such as NJR covered by the New Jersey statute may not engage at any time in a business combination with any interested shareowner of that corporation unless the combination is approved by the board prior to the interested shareowner’s stock acquisition date, the combination receives the approval of two-thirds of the outstanding capital stock of the corporation not beneficially owned by the interested shareowner, or the combination meets minimum financial terms specified by the statute. An “interested shareowner” for this purpose is defined to include any beneficial owner of 10% or more of the voting power of the outstanding capital stock of the corporation or an affiliate or associate of the company who within the prior five-year period has at any time owned 10% or more of the voting power. The term “business combination” is defined broadly to include, among other things:
•	the merger or consolidation of the corporation with the interested shareowner or any corporation that after the merger or consolidation would be an affiliate or associate of the interested shareowner,
•
the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested shareowner or any affiliate or associate of the interested shareowner of 10% or more of the corporation’s assets, or

•	the issuance or transfer to an interested shareowner or any affiliate or associate of the interested shareowner of 5% or more of the aggregate market value of the stock of the corporation.

PLAN OF DISTRIBUTION
We may sell the shares of Common Stock offered under this prospectus in any of the ways described below or in any way set forth in an applicable prospectus supplement:
•	to or through underwriters, brokers or dealers;
•	through one or more agents, including in an “at-the-market” offering within the meaning of Rule 415 under the Securities Act;
•	directly to purchasers or to a single purchaser;
•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules;
•	sales in connection with forward sale, option or other types of agreements with third parties; or
•	through a combination of any of these methods of sale.
The distribution of shares of Common Stock offered under this prospectus may be effected from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
We will set forth in a prospectus supplement the terms of a particular offering of shares of our Common Stock under this prospectus, including:
•	the method of distribution of the shares being sold and any applicable restrictions;
•	the name or names of any agents or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any overallotment options under which underwriters may purchase additional shares of stock from us;
•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; and
•	any discounts or concessions allowed or re-allowed or paid to dealers.
Underwriters may offer and sell the shares of Common Stock offered under this prospectus from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in an underwriting agreement between us and the underwriters. If underwriters are used in the sale of any shares, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement or a free writing prospectus, naming the underwriter, the nature of any such relationship.
Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
We may from time to time engage a firm to act as our agent for one or more offerings of our shares of Common Stock under this prospectus. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of shares and any minimum price below which sales may not be made, then the offering agent will try to sell such shares on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be through an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments that the agents, underwriters, or other third parties may be required to make in respect of these civil liabilities. Agents, underwriters, and such other third parties may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the shares of Common Stock. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.
If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase Common Stock from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the Common Stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of shares in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the NYSE may engage in passive market making transactions in our shares of Common Stock on the NYSE during the business day prior to the pricing of an offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
We also may sell any of the shares of Common Stock offered under this prospectus through other agents designated by us from time to time. We will name any agent involved in the offer or sale of the shares and will list any commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the applicable prospectus supplements.

LEGAL MATTERS
Troutman Pepper Hamilton Sanders LLP, counsel to NJR, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Underwriters, dealers or agents, if any, who we identify in a prospectus supplement may have their own counsel pass upon certain legal matters in connection with the securities we are offering in the applicable prospectus supplement.
EXPERTS
The financial statements and the related financial statement schedule of New Jersey Resources Corporation incorporated by reference in this prospectus, and the effectiveness of New Jersey Resources Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.
SEC registration fee	$ *
Printing fees and expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Stock exchange listing fees	**
Transfer agent fees and expenses	**
Miscellaneous	**
Total	$ **
*	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, NJR is deferring payment of all the registration fee.
**
Expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that NJR anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
The New Jersey Business Corporation Act (“NJBCA”) provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.
The indemnification and advancement of expenses will not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareowners, or otherwise; provided that no indemnification will be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareowners, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.
Article 10 of NJR’s Restated Certificate of Incorporation provides:
“To the fullest extent from time to time permitted by law, directors or officers shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders. Unless otherwise permitted by law, the provisions of this paragraph will not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment or repeal.”
Article IX of NJR’s By-Laws, as amended, provides:
“Section 1 – DIRECTORS AND OFFICERS OF THE COMPANY AND ITS SUBSIDIARIES. (a) To the fullest extent permitted by the laws of the State of New Jersey, as they exist on the date hereof or as they may hereafter be amended, the Company shall indemnify any person (an “Indemnitee”) who is or was involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a “Proceeding”), or who is threatened with being so involved, by reason of the fact (i) that he or she is or was a director or officer of the Company or any subsidiary of the Company or (ii) that while serving as a director or officer of the Company or any subsidiary of the Company he or she is or was, at the request of or with the approval of the Company or any subsidiary of the Company, also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any public authority, commission, agency, public benefit corporation, industry group, organization (non-profit or otherwise), or employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding (“Covered Expenses”), provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Chief Executive Officer or General Counsel has given his or her prior consent to such settlement or disposition.
(b)
An Indemnitee shall be reimbursed for Covered Expenses in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amounts to the Company if it is ultimately determined that such person is not entitled to be indemnified by the Company.

(c)
The rights to indemnification conferred in this Article IX, Section 1 shall be a contract right and shall include the right to be paid by the Company for expenses to be incurred in defending or prosecuting any such Proceeding in advance of its final disposition.

Section 2 – EMPLOYEES AND AGENTS OF THE COMPANY. The Company may from time to time as permitted by law indemnify and advance expenses to, employees and agents of the Company or any subsidiary (“Covered Persons”). The Company shall not be obligated under this Article IX to indemnify any person or entity, except for Indemnitees, including: (i) any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (ii) any other person who is not a director, officer or employee of the Company, in respect of any service by such person or entity, whether at the request of the Company or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan. Nothing in this Article IX shall limit the Company’s power to pay or reimburse expenses of any Covered Person or employee or agent of the Company or any direct or indirect subsidiary of the Company, in connection with such person’s appearance as a witness in a Proceeding, whether or not such person is a party to such Proceeding, provided that such payment or reimbursement is first authorized by a resolution of the Board, or as set forth in Article IX, Section 4.
Section 3 – LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article IX to the contrary, the Company shall not be obligated to indemnify any person (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a Proceeding (or part thereof) initiated by such person unless such indemnification or advancement of expenses is authorized by way of resolution by the Board of the Company, or as set forth in Article IX, Section 4.
Section 4 – DELEGATION OF AUTHORITY. The Board may from time to time delegate (i) to a Committee of the Board or to independent legal counsel the authority to determine whether a director or officer of the Company, and (ii) to the General Counsel or the Chief Executive Officer of the Company the authority to determine whether a Covered Person, other than a director or officer of the company, is entitled to indemnification or advancement of expenses pursuant to, and in accordance with, applicable law and this Article IX, subject to such conditions and limitations as the Board may prescribe. Notwithstanding any contrary provision in this Article IX, unless ordered by a court, indemnification under this Article IX may be made by the Company only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the Indemnitee or Covered Person met the applicable standard of conduct set forth in Section 14A:3-5 of the New Jersey Business Corporation Act. Such determination shall be made (a) by the Board or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board or committee by a majority vote of disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the Board.
Section 5 – INSURANCE. The Company may purchase and maintain insurance or furnish similar protection to protect itself and any Indemnitee or Covered Person against any Covered Expenses incurred in any Proceeding whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX or under the laws of the State of New Jersey as they exists as of the date hereof or as they may hereafter be amended. The Company’s procurement of such insurance or similar protection shall not in any way expand the rights of any person.
Section 6 – NO RETROACTIVE REPEAL OR AMENDMENT. No elimination of or amendment to this Article IX shall deprive any person of rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to sixty days following such elimination or amendment. The rights provided to any person by this Article IX shall inure to the benefit of such person's heirs, executors, and administrators.
NJR maintains, at its expense, insurance policies which insure its directors and officers (up to certain amounts per year and subject to certain exclusions and deductions) against certain liabilities which may be incurred in those capacities.
Item 16.	Exhibits.
The following exhibits are filed with this Registration Statement:
Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1
Restated Certificate of Incorporation of New Jersey Resources Corporation, as amended through March 3, 2015 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, as filed on January 23, 2014 and Exhibit 3.1 to the Current Report on Form 8-K, as filed on March 3, 2015)

3.2	By-laws of New Jersey Resources Corporation, as amended through July 14, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, as filed on July 20, 2020)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the year ended September 30, 2013, as filed on November 25, 2013)
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP*
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of Troutman Pepper Hamilton Sanders LLP* (included in Exhibit 5.1 hereto)
24.1	Powers of Attorney* (included on signature page)
107	Filing Fee Table*
*	Filed herewith
**
To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K in reference to the specific offering of securities, if any, to which it relates, and incorporated herein by reference.

Item 17.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wall, State of New Jersey, on this 30th day of November, 2022.
NEW JERSEY RESOURCES CORPORATION
(Registrant)

By:	/s/ Roberto F. Bel
Roberto F. Bel
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Stephen D. Westhoven and Richard Reich, and each or any one of them individually, his and her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Name	Title	Date

/s/ Stephen D. Westhoven	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2022
Stephen D. Westhoven

/s/ Roberto F. Bel	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2022
Roberto F. Bel

/s/ Donald L. Correll	Chairman	November 30, 2022
Donald L. Correll

/s/ Gregory E. Aliff	Director	November 30, 2022
Gregory E. Aliff

/s/ James H. DeGraffenreidt, Jr.	Director	November 30, 2022
James H. DeGraffenreidt, Jr.

/s/ Robert B. Evans	Director	November 30, 2022
Robert B. Evans

/s/ M. Susan Hardwick	Director	November 30, 2022
M. Susan Hardwick

/s/ Jane M. Kenny	Director	November 30, 2022
Jane M. Kenny

/s/ Thomas C. O’Connor	Director	November 30, 2022
Thomas C. O’Connor

/s/ Michael O’Sullivan	Director	November 30, 2022
Michael O’Sullivan

/s/ Sharon C. Taylor	Director	November 30, 2022
Sharon C. Taylor

/s/ David A. Trice	Director	November 30, 2022
David A. Trice

/s/ George R. Zoffinger	Director	November 30, 2022
George R. Zoffinger